EXHIBIT 23E2






                                   SCHEDULE A
                          to the Distribution Agreement
                 between Cadre Institutional Investors Trust and
                             Cadre Securities, Inc.





Name of Series
Cadre Liquid Asset Fund - U.S. Government Series
Cadre Liquid Asset Fund - Money Market Series
Cadre Affinity Fund - U.S. Government Series
Cadre Affinity Fund - Money Market Series
Cadre Reserve Fund - U.S. Government Series
Cadre Reserve Fund - Money Market Series
Money Market Portfolio
U.S. Government Money Market Portfolio
CMG Advisor Series